UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                       October 2, 2015

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 2, 2015, ARMOUR Residential REIT, Inc. (“ARMOUR”) confirmed that a cash dividend rate of $0.33 per share will be payable to holders of ARMOUR common stock for the month of October 2015, as set forth below:

Holder of Record Date	Payment Date

October 15, 2015	October 27, 2015

Additionally, ARMOUR confirmed on October 2, 2015 that monthly cash dividend rates of $0.171875 and $0.1640625 per share will be payable to holders of ARMOUR Series A Preferred Stock and Series B Preferred Stock, respectively, for each of the three months in the fourth quarter of 2015 as set forth below:

Holder of Record Date	Payment Date

October 15, 2015	October 27, 2015
November 15, 2015	November 27, 2015
December 15, 2015	December 28, 2015

A copy of ARMOUR's press release confirming the common stock and preferred stock dividends is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release confirming the October 2015 common stock dividend, Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated October 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2015

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release confirming the October 2015 common stock dividend, Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated October 2, 2015